Generex Publishes Update

To Pending 20:1 Stock Dividend

MIRAMAR, FL, November 13, 2018 / (Business Wire) / -- Generex Biotechnology Corporation (www.generex.com) (OTCQB:GNBT) (http://www.otcmarkets.com/stock/GNBT/quote) today released an update on its previously announced 20:1 common stock dividend pending completion of FINRA review.

All OTC traded companies are required to file a notice with FINRA of material corporate actions such as a stock dividend. Generex did so in the case of the planned stock dividend. Subsequent to Generex’s filing with FINRA and what management believed was the complete resolution of FINRA’s questions regarding the subject stock dividend, new issues arose after FINRA’s review of two Schedule 13G’s filed by an investor indicating that investor had sold a substantial number of shares of common stock. At that time, FINRA informed us that it was extending its review of our filing relating to the stock dividend. As such, the stock dividend record date and payment date have been extended with the final dates yet to be set pending the finalization of FINRA’s review.

Here is a link to the subject Schedule 13G’s that have extended the date of record and pay date. The entity which filed these Schedules does not have a representative in Generex management or on the Board of Directors.

https://www.sec.gov/Archives/edgar/data/1059784/000121390018014983/sc13g1118a2alpha_generexbio.htm

https://www.sec.gov/Archives/edgar/data/1059784/000121390018014953/0001213900-18-014953-index.htm

Joseph Moscato, Generex’s President and Chief Executive Officer, commented: Delays can be frustrating and for any frustration experienced by shareholders, I apologize and assure you, we are committed to completing the dividend as soon as the subsequent FINRA review is concluded.”

This press release does not constitute legal advice. Investors are encouraged to solicit independent legal advice and to consult their independent investment brokerage firms as to record, payment, and ex-dividend dates and the application thereof to trades in the Company’s common stock in the context of the stock dividend.

About Generex Biotechnology Corporation

Generex is a strategic, diversified healthcare holdings company with offerings in a variety of services, diagnostics, medical devices, and pharmaceutical development.

The Company’s direct-to-patient services support its strategy of all-inclusive access to doctors, diagnostics, therapeutics, and additional health-related services to greatly improve the patient experience in receiving care.

On the provider side, Generex’s management services remove administrative burdens in multiple provider settings, including private practice and hospital, allowing doctors to devote more time to patient care.

Revenue from the Company’s subsidiaries will support clinical advancement of its wholly owned therapeutic products with a focus in immunotherapeutics based on stimulating critical members of the immune response, known as T helper cells, and its proprietary buccal administration of insulin.

Cautionary Note Regarding Forward-Looking Statements

This release and oral statements made from time to time by Generex representatives in respect of the same subject matter may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by introductory words such as "expects," "plan," "believes," "will," "achieve," "anticipate," "would," "should," "subject to" or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. Known risks and uncertainties include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act.

Generex Contacts:

Generex Biotechnology Corporation

Joseph Moscato

646-599-6222

Todd Falls

800-391-6755 Extension 222

investor@generex.com

Russo Partners

Investor / Media Contacts:

Alex Fudukidis

(646) 942-5632

alex.fudukidis@russopartnersllc.com

Caroline Cunningham

(212) 845-4292

Caroline.Cunningham@russopartnersllc.com